UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2017, the Board of Directors (the “Board”) of The Goodyear Tire & Rubber Company (the “Company”) approved amendments to the Company’s Code of Regulations (the “Regulations”) to implement proxy access for eligible shareholders of the Company. In particular, Article II, Section 2A was added to the Regulations and permits an eligible shareholder, which includes an eligible group of 20 or fewer shareholders, owning at least 3% of the number of outstanding shares of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the number of directors then serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Regulations.

The preceding description is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Regulations, as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Code of Regulations of The Goodyear Tire & Rubber Company, as most recently amended on February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

By:	/s/ David L. Bialosky
David L. Bialosky
Senior Vice President, General Counsel and Secretary

Date: March 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Code of Regulations of The Goodyear Tire & Rubber Company, as most recently amended on February 28, 2017.